UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                Current Report
    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 19, 1998


                              Casino Magic Corp.
            (Exact name of registrant as specified in its charter)


                                   Minnesota
                (State or other jurisdiction of incorporation)

           0-20712                                                  64-0817483
  (Commission  File  Number)                 (IRS Employer Identification No.)

               711 Casino Magic Drive Bay Saint Louis, MS  39520
            (Address of principal executive offices)    (Zip Code)


                                (228) 467-9257
                        (Registrant's telephone number)


                                Not Applicable
                (Former name, former address and former fiscal
                      year, ifchanged since last report)


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Item  5  -  Other  Events

     On February 19, 1998, the Registrant entered into an Agreement and Plan of Merger (the
"Merger Agreement") with Hollywood Park, Inc. ("Hollywood"), a Delaware corporation and
HP Acquisition II, Inc. ("HP"), a Minnesota corporation and the wholly owned subsidiary of
Hollywood. Under the Merger Agreement, the Registrant has agreed, subject to approval of the Registrant's shareholders, to merge (the "Merger") with HP. Upon such Merger, the Registrant shall be the surviving entity and will become the wholly owned subsidiary of Hollywood. The separate existence of HP will then cease. Upon the Merger, the shareholders of the Registrant will be entitled to receive $2.27 for each share of the Registrant's common stock held. All shareholders of the Registrant will be entitled to dissent from the Merger in accordance with the provisions of Minnesota law.

     The Merger is subject to the approval of the Registrant's shareholders prior to October 31, 1998, and to the approval of the Mississippi Gaming Commission, the Nevada Gaming Commission, and the Louisiana Gaming Control Board. The Merger is also contingent upon other matters, including a requirement that neither the Registrant nor Hollywood has materially breached any warranty, representation or covenant contained in the Merger Agreement prior to the time of the Merger. If the Merger Agreement is terminated for certain reasons, including a voluntary termination by the Registrant should the Board of Directors of the Registrant determine to accept a proposal of another party to merge with or acquire the Registrant on terms which it believes to be superior to those contained in the Merger Agreement, the Registrant will be required to pay Hollywood $3,500,000.

     The Merger Agreement restricts the ability of the Registrant to engage in certain transactions prior to the time of the Merger, except those which are in the ordinary course of business consistent with past practice, unless the Registrant obtains the consent of Hollywood, which consent may not be unreasonably withheld. These provisions, among other things, preclude the Registrant from issuing any additional capital stock or options to purchase capital stock, entering into employment agreements, increasing the benefits payable under existing severance or termination pay policies or agreements, increasing compensation to directors or employees, declaring dividends, redeeming capital stock, adopting or terminating any employee benefit plan, and doing other things which are not in the ordinary course of business. The Merger Agreement also imposes limits on the capital expenditures and borrowing which the Registrant may effect, which are not inconsistent with the Registrant's current plans.

     There is no assurance that all the necessary approvals for the Merger will be obtained, or that the Merger will be consummated as proposed.

Item  7  -  Financial  Statements  and  Exhibits

     (c)    Exhibits

          2.1 Agreement and Plan of Merger dated February 19, 1998 by and between Casino Magic Corp., Hollywood Park, Inc. and HP Acquisition
II,  Inc.
          (without  schedules),  and  list  of  schedules.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CASINO  MAGIC  CORP.
                                   Registrant



Date:March  3,  1998                                        /s/James  E. Ernst
                                   James  E.  Ernst,  President  and
                                   Chief  Executive  Officer


Date:March  3,  1998                                        /s/Jay  S.  Osman
                                   Jay  S.  Osman,  Chief  Financial
                                   Officer  and  Treasurer  (principal
                                   financial  and  accounting  officer)